================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



               Date of Report (Date of earliest event reported):

                                  July 6, 1998

                          INTERFOODS OF AMERICA, INC.
            (Exact name of registrant as specified in this charter)


           NEVADA                      000-21093              59-3356011
(State of other jurisdiction          (Commission           (IRS Employer
of incorporation                      File Number)          Identification No.)



         9400 SOUTH DADELAND BOULEVARD, SUITE 720, MIAMI, FLORIDA 33156
             (Address and Zip Code of Principal Executive Offices)

                   Issuer's Telephone Number: (305) 670-0746


================================================================================

ITEM 1. CHANGES IN CONTROL OF REGISTRANT.

     Not Applicable

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     On July 6, 1998, the Registrant, pursuant to an Asset Purchase Agreement, purchased five Popeyes Chicken Franchises from TSW Foods, Inc., including the real estate upon which two of the franchises are located. Neither TSW Foods, Inc. or its principals are affiliated with the Registrant. All five francises are located in the Pensacola, Florida area. Of the $1,800,000 total purchase price, $1,650,000 was paid in cash, $50,000 of assumed liabilities and the remainder was paid by the Company through the issuance of 133,333 shares of the Company's restricted common stock. Thereafter, the Registrant sold the two parcels of real estate in a sale lease back transaction with Franchise Finance Corporation of America.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP.

     Not Applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     Not Applicable.

ITEM 5. OTHER EVENTS.



ITEM 6. RESIGNATION OF REGISTRANT'S DIRECTORS.

     Not Applicable.

ITEM 7. FINANCIAL STATEMENT AND EXHIBITS.

     (a) EXHIBITS

          Audited financial statements for TWS Foods, Inc. are attached hereto.

ITEM 8. CHANGE IN FISCAL YEAR

     Not Applicable.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                          INTERFOODS OF AMERICA, INC.
                                  (Registrant)

                  By: /s/ ROBERT S. BERG
                     ---------------------------------------
                     Robert Berg, Chief Executive Officer


Dated: February 22, 1999.

                                 INTERFOODS OF AMERICA, INC.

                              UNAUDITED PRO FORMA BALANCE SHEET

                                        JUNE 30, 1998


                                        Interfoods of       TSW        Pro Forma
                                        America, Inc.   Foods, Inc.   Adjustments        Pro Forma
                                        -------------   -----------   -----------        ----------
                ASSETS

Current assets:
   Cash                                   $  40,951      $    -        $     -     1     $   40,951
   Accounts receivable                          -             -              -                 -
   Inventories                               80,788         24,005       (24,005)  1         80,788
   Prepaid and other assets                  48,374         12,895       (12,895)  1         48,374
   Note receivable                          500,000           -              -              500,000
   Deferred tax asset                           -             -              -                 -
                                          ---------      ---------     ---------         ----------
       Total current assets                 670,113         36,900       (36,900)           670,113
                                          ---------      ---------     ---------         ----------

Property and equipment                    4,457,445        889,104      (639,104)  2      4,707,445
                                          ---------      ---------     ---------         ----------

Other assets:
   Other assets                             367,919         12,955       (12,955)  1        367,919
   Investment in unaffiliated company       500,000           -              -              500,000
   Goodwill, net                          2,445,671           -              -            2,445,671
   Other intangibles, net                   255,715         81,443       (81,443)  1        255,715
                                          ---------      ---------     ---------         ----------
       Total other assets                 3,569,305         94,398       (94,398)         3,569,305
                                          ---------      ---------     ---------         ----------

       Total assets                      $8,696,863     $1,020,402     $(770,402)        $8,946,863
                                         ==========     ==========     =========         ==========

 LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable and accrued          $2,009,603     $ 170,553     $  (20,553)  2     $2,159,603
     liabilities
   Current portion of capital lease
     obligations                                -            9,360        (9,360)  1          -
   Current portion of long term debt        281,248         95,300       (95,300)  1        281,248
   Notes payable to stockholders                -          558,040      (558,040)  1          -
   Current portion of deferred income
     on sale and leaseback transactions      48,349           -              -               48,349
                                          ---------      ---------     ---------         ----------
       Total current liabilities          2,339,200        833,253      (683,253)         2,489,200

Deferred income on sale and leaseback
   transactions, net of current portion     846,002           -              -              846,002
Capital lease obligations, net of
   current portion                              -           31,169       (31,169)  1          -
Long term debt, net of current portion    1,178,804        341,646      (341,646)  1      1,178,804
                                          ---------      ---------     ---------         ----------
       Total liabilities                  4,364,006      1,206,068    (1,056,068)         4,514,006

Mandatorily redeemable class A and
   B preferred stock                        460,000           -              -              460,000

Stockholder's equity:
   Common stock                               8,119         67,500       (67,357)  1          8,262
   Additional paid-in capital             4,224,962           -           99,857   2      4,324,819
   Accumulated deficit/retained earnings    368,044       (213,166)      213,166   1        368,044
   Treasury stock                          (728,268)       (40,000)       40,000   1       (728,268)
                                          ---------      ---------     ---------         ----------
       Total stockholders' equity         3,872,857       (185,666)      285,666          3,972,857
                                          ---------      ---------     ---------         ----------

       Total liabilities and stockholders'
         equity                           $8,696,863     $1,020,402    $(770,402)        $8,946,863
                                          ==========     ==========    =========         ==========


                                 INTERFOODS OF AMERICA, INC.

                         UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

                            FOR THE YEAR ENDED SEPTEMBER 30, 1997



                                Interfoods of       R. Jones
                                    America,      Enterprises,   TSW Foods,   Pro Forma
                                      Inc.           Inc.           Inc.     Adjustments       Pro Forma
                                ---------------   ------------   ----------  -----------       ----------
Revenues:
   Restaurant sales                $13,830,499    $5,901,207    $3,138,726   $    -            $22,870,432
   Royalties and fees                  261,683         -             -            -                261,683
                                    ----------     ---------     ---------   ---------          ----------
       Total revenues               14,092,182     5,901,207     3,138,726        -             23,132,115
                                    ----------     ---------     ---------   ---------          ----------

Cost and expenses:
   Cost of sales                    12,184,518     5,255,910     2,837,569     100,827   9      20,378,824
   General and administrative        1,574,526       517,808       136,889    (350,400)  4       1,878,823
   Depreciation and amortization       187,690        97,212        93,551    (131,202)  5         247,251
                                    ----------     ---------     ---------   ---------          ----------
       Total cost and expenses      13,946,734     5,870,930     3,068,009    (380,775)         22,504,898
                                    ----------     ---------     ---------   ---------          ----------

       Operating profit (loss)         145,448        30,277        70,717     380,775             627,217
                                    ----------     ---------     ---------   ---------          ----------

Other income (expense):
   Other income                        62,821          5,131         1,407      (2,631)  5          66,728
   Interest, net                      (54,291)       (25,425)      (69,821)     47,401   1        (102,136)
                                    ----------     ---------     ---------   ---------          ----------
      Total other income                8,530        (20,294)      (68,414)     44,770             (35,408)
                                    ----------     ---------     ---------   ---------          ----------
(expense)

       Income before benefit
       (provision) for income taxes   153,978          9,983         2,303     425,545             591,809

Benefit (provision) for income taxes  164,900         (3,993)         -       (176,353)  6         (15,446)
                                    ----------     ---------     ---------   ---------          ----------

       Net income                  $  318,878     $    5,990    $    2,303   $ 249,192         $   576,363
                                    =========      =========     =========   =========          ==========

Net income per share, basic
   and diluted                     $     0.05                                                   $      .09
                                    =========                                                   ==========

Weighted average shares
   outstanding                      6,585,958                                                    6,719,291
                                    =========                                                   ==========


                                 INTERFOODS OF AMERICA, INC.

                         UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

                           FOR THE NINE MONTHS ENDED JUNE 30, 1998



                                        Interfoods of        TSW        Pro Forma
                                        America, Inc.     Foods, Inc.  Adjustments         Pro Forma
                                        -------------     -----------  -----------        -----------
Revenues:
   Restaurant sales                        $16,201,401    $2,177,243    $1,047,949   8    $19,426,593
   Royalties and fees                           42,214           -             -               42,214
                                           -----------    ----------    ----------        -----------
       Total revenues                       16,243,615     2,177,243     1,047,949         19,468,807
                                           -----------    ----------    ----------        -----------

Cost and expenses:
   Cost of sales                            14,019,981     1,926,834     1,088,237   8     17,035,052
   General and administrative                1,851,160       109,857       (20,117)  4      1,940,900
   Depreciation and amortization               197,231        59,197       (59,197)  5        197,231
                                           -----------    ----------    ----------        -----------
       Total cost and expenses              16,068,372     2,095,888     1,008,923         19,173,183
                                           -----------    ----------    ----------        -----------

       Operating profit (loss)                 175,243        81,355        39,026            295,624
                                           -----------    ----------    ----------        -----------

Other income (expense):
   Other income                                650,523        90,658      (586,541)  7        154,640
   Interest, net                              (126,263)      (33,854)       16,482   1       (143,635)
                                           -----------    ----------    ----------        -----------
       Total other income (expense)            524,260        56,804      (570,059)            11,005
                                           -----------    ----------    ----------        -----------

       Income before taxes                     699,503       138,159      (531,033)           306,629

Benefit (provision) for income taxes          (242,150)          -          166,105  6        (76,045)
                                           -----------    ----------    ----------        -----------

       Net income                          $   457,353    $   138,19    $  (364,928)      $   230,584
                                           ===========    ==========    ===========       ===========

Net income per share, basic and diluted    $       .08                                    $       .04
                                           ===========                                    ===========

Weighted average shares outstanding          5,681,554                                      5,814,887
                                           ===========                                    ===========

                           INTERFOODS OF AMERICA, INC.

                NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

The unaudited pro forma financial statements give effect to the purchase by Interfoods of America, Inc. (the "Company") of R. Jones Enterprises, Inc. ("Jones") for $3,700,000 on December 11, 1997 and TSW Foods, Inc. ("TSW") for $1,800,000 on July 6, 1998. The unaudited pro forma balance sheet as of June 30, 1998 and the unaudited pro forma statements of operations for the year ended September 30, 1997 and the nine months ended June 30, 1998 reflect adjustments to the TSW historical balance sheet as of June 30, 1998 and statements of operations for the year ended September 30, 1997 and the nine month period ended June 30, 1998 to give effect to the transactions discussed above as if such transactions had been consummated at June 30, 1998 for balance sheet purposes, or at the beginning of the periods presented for statement of operations purposes. These acquisitions have been accounted for under the purchase method of accounting.

The unaudited pro forma financial statements may not necessarily be indicative of the results that would actually have been obtained had the transactions occurred on the dates indicated or which may be obtained in the future. In the opinion of the Company's management, all adjustments necessary to present fairly such unaudited pro forma combined financial statements have been included.

    1. Amounts represent balance sheet and related statement of operations items which were not purchased from TSW.

    2. Amount represents the net effect of the purchase of the assets for the five stores acquired from TSW and the related immediate sale-leaseback transactions with a financial institution on July 6, 1998. The net effect of the purchase and sale-leaseback left the Company with deferred acquisition costs of $100,000. The remaining three locations are on long-term leases for the land and building. The following represents the detail of the transaction:

             Assumed liabilities                             $   50,000
             Company common stock                               100,000
             Cash                                             1,650,000
                                                             ----------
             Purchase price                                  $1,800,000
                                                             ==========

             Fair value of assets acquired:
               Land and building                             $1,650,000
               Equipment                                        150,000
                                                             ----------
                                                             $1,800,000
                                                             ==========

             Sale-leaseback:
               Sales price                                   $1,650,000
               Land and building fair market value           (1,650,000)
                                                             ----------
                                                             $   -
                                                             ==========

    3. Amount represents the reduction in rent cost for Jones as a result of the sale leaseback transactions.

    4. Amount represents the reduction of general and administrative costs associated with the Baton Rouge, LA and Pensacola, FL office costs that would not have existed on a pro forma basis for periods presented.

    5. Amount represents the depreciation and amortization adjustment for the new asset base after the purchase and sale-leaseback transactions.

    6.  Represents the tax effect of pro forma adjustments.

    7. Amount consists primarily of the reversal of nonrecurring charges of $411,584 and the reversal of a nonrecurring gain of $1,000,000 on the sale of a subsidiary of the Company, along with $29,504 representing statement of operations items which were not purchased from Jones. See the Company's Form 10-QSB as filed for further discussion regarding nonrecurring items.

    8. Amount primarily represents operations of Jones during the period of October 1997 through December 1997 prior to the Company's acquisition of Jones and an increase in rent costs resulting from the sale-leaseback transaction (see Note 2).

    9. Amount primarily represents a net increase in rent costs as a result of the sale-leaseback transaction.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of TSW Foods, Inc.
  D/B/A Popeye's Chicken & Biscuits:

We have audited the accompanying balance sheet of TSW Foods, Inc. (a Louisiana corporation) as of December 28, 1997, and the related statements of operations and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TSW Foods, Inc. as of December 28, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

Miami, Florida,
  July 31, 1998.

                                 TSW FOODS, INC.

                        D/B/A POPEYE'S CHICKEN & BISCUITS

                                 BALANCE SHEETS

                                     ASSETS

                                                           June 30,      December 28,
                                                             1998            1997
                                                         -----------     ------------
                                                         (Unaudited)
CURRENT ASSETS:
  Cash and cash equivalents                              $     -         $    33,890
  Inventories                                                 24,005          27,790
  Prepaid expenses                                            12,895           3,233
                                                         -----------     -----------
         Total current assets                                 36,900          64,913
                                                         -----------     -----------
PROPERTY AND EQUIPMENT, net                                  889,104       1,197,485
                                                         -----------     -----------
OTHER ASSETS:
  Franchise fees, net of accumulated amortization of
    $52,764 (unaudited) and $48,750 at June 30, 1998
    and December 28, 1997, respectively                       81,443          83,750
  Other assets                                                12,955           3,598
                                                         -----------     -----------
         Total other assets                                   94,398          87,348
                                                         -----------     -----------
         Total assets                                    $ 1,020,402     $ 1,349,746
                                                         ===========     ===========

                                   (Continued)

                                 TSW FOODS, INC.

                        D/B/A POPEYE'S CHICKEN & BISCUITS

                                 BALANCE SHEETS

                                   (Continued)

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                         June 30,      December 28,
                                                                           1998            1997
                                                                        ----------     ------------
                                                                        (Unaudited)
CURRENT LIABILITIES:
  Accounts payable                                                      $   153,038     $   153,284
  Accrued expenses                                                           17,515          19,411
  Current portion of capital lease obligations                                9,360           9,360
  Current portion of notes payable                                           95,300         188,028
  Accrued interest payable to stockholders                                   -               53,307
  Notes payable to stockholders                                             558,040         664,841
                                                                        -----------     -----------
         Total current liabilities                                          833,253       1,088,231

CAPITAL LEASE OBLIGATIONS, net of current portion                            31,169          35,849

NOTES PAYABLE, net of current portion                                       341,646         502,114
                                                                        -----------     -----------
         Total liabilities                                                1,206,068       1,626,194
                                                                        -----------     -----------
COMMITMENTS AND CONTINGENCIES (Note 5)

STOCKHOLDERS' EQUITY:
  Common stock, no par value; 20,000 shares authorized; 6,125 shares issued; 1,500 (unaudited) and 4,375 shares outstanding at June 30,
    1998 and December 28, 1997, respectively                                 67,500          67,500
  Deficit                                                                  (213,166)       (328,948)
  Treasury stock, at cost; 4,625 (unaudited) and
    1,750 shares at June 30, 1998 and December 28,
    1997, respectively                                                      (40,000)        (15,000)
                                                                        -----------     -----------
         Total stockholders' equity                                        (185,666)       (276,448)
                                                                        -----------     -----------
         Total liabilities and stockholders' equity                     $ 1,020,402     $ 1,349,746
                                                                        ===========     ===========

The accompanying notes to the financial statements are an integral part of these balance sheets.

                                 TSW FOODS, INC.

                        D/B/A POPEYE'S CHICKEN & BISCUITS

                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS

                                             Six Months
                                               Ended         Year Ended
                                              June 30,      December 28,
                                                1998            1997
                                            -----------     ------------
                                            (Unaudited)
NET SALES                                   $ 1,387,268     $ 3,138,726
                                            -----------     -----------
OPERATING EXPENSES:
  Cost of sales                               1,203,147       2,837,569
  General and administrative expenses            89,429         136,889
  Depreciation and amortization                  40,857          93,551
                                            -----------     -----------
         Total costs and expenses             1,333,433       3,068,009
                                            -----------     -----------
         Income from operations                  53,835          70,717
                                            -----------     -----------
OTHER INCOME (EXPENSE):
  Interest, net                                 (24,718)        (69,821)
  Other income                                   86,665           1,407
                                            -----------     -----------
         Total other income (expense)            61,947         (68,414)
                                            -----------     -----------
         Net income                             115,782           2,303

DEFICIT, beginning of period                   (328,948)       (331,251)
                                            -----------     -----------
DEFICIT, end of period                      $  (213,166)    $  (328,948)
                                            ===========     ===========

The accompanying notes to the financial statements are an integral part of these statements.

                                 TSW FOODS, INC.

                        D/B/A POPEYE'S CHICKEN & BISCUITS

                            STATEMENTS OF CASH FLOWS

                                                        Six Months
                                                          Ended         Year Ended
                                                         June 30,      December 28,
                                                           1998            1997
                                                       -----------     ------------
                                                       (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                            $  115,782      $    2,303
  Adjustments to reconcile net income to net cash
    provided by (used in) operating activities-
      Depreciation and amortization                         40,857          93,551
      (Gain) loss on sale of equipment                     (86,125)          2,192
      Changes in assets and liabilities:
        Accounts receivable                                  -               1,178
        Inventories                                          3,785          (4,577)
        Prepaid expenses                                    (9,662)         13,530
        Other assets                                        (9,357)           (230)
        Accounts payable                                      (246)         62,081
        Accrued expenses                                   (55,203)         (5,157)
                                                        ----------      ----------
             Net cash provided by (used in)
               operating activities                           (169)        164,871
                                                        ----------      ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of franchise rights                               -              (7,500)
  Capital expenditures                                       -             (51,725)
  Proceeds from sale of equipment                          355,956          22,538
                                                        ----------      ----------
             Net cash provided by (used in)
               investing activities                        355,956         (36,687)
                                                        ----------      ----------

                                   (Continued)

                                 TSW FOODS, INC.

                        D/B/A POPEYE'S CHICKEN & BISCUITS

                            STATEMENTS OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 28, 1997

                                   (Continued)

                                                       Six Months
                                                         Ended         Year Ended
                                                        June 30,      December 28,
                                                          1998            1997
                                                      -----------     ------------
                                                      (Unaudited)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments on capital lease obligations                $   (4,680)     $   (1,560)
  Payments on notes payable                              (253,196)       (106,959)
  Payments on notes payable to stockholders              (106,801)         (1,500)
  Purchase of treasury stock                              (25,000)          -
                                                       ----------      ----------
             Net cash used in financing activities       (389,677)       (110,019)
                                                       ----------      ----------
NET INCREASE (DECREASE) IN CASH
  AND CASH EQUIVALENTS                                    (33,890)         18,165

CASH AND CASH EQUIVALENTS, beginning of year               33,890          15,725
                                                       ----------      ----------
CASH AND CASH EQUIVALENTS, end of year                 $    -          $   33,890
                                                       ==========      ==========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
  INFORMATION:
    Interest paid                                      $   29,292      $   64,923
                                                       ==========      ==========
SUPPLEMENTAL DISCLOSURE OF NONCASH
  INVESTING ACTIVITIES:
    During the year ended December 28, 1997 TSW
      acquired equipment under capital leases
      totaling $45,209.

                                 TSW FOODS, INC.

                        D/B/A POPEYE'S CHICKEN & BISCUITS

                          NOTES TO FINANCIAL STATEMENTS

1.  ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

    ORGANIZATION

TSW Foods, Inc. ("TSW" or the "Company") was incorporated in the State of Louisiana on December 4, 1984, and is located in Pensacola, Florida. TSW was formed for the purpose of purchasing fried chicken franchises to operate "Popeye's Chicken" restaurants in northwest Florida.

    FISCAL YEAR END

The Company utilizes a 52/53 week year end and ends its year on the Sunday closest to December 31. All references to 1997 herein relate to December 28, 1997 and the fiscal year ended December 28, 1997, all references to 1998 herein relate to June 30, 1998 and the six months ended June 30, 1998.

    CASH AND CASH EQUIVALENTS

Cash and cash equivalents include all highly liquid investments with an original maturity of three months or less. There were no cash equivalents at December 28, 1997.

    INVENTORIES

Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

    PROPERTY AND EQUIPMENT

Property and equipment is recorded at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets.

    INCOME TAXES

TSW accounts for income taxes under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." Deferred income taxes are determined based on the estimated future tax effects of differences between the financial statement and the tax basis of assets and liabilities given the provisions of enacted tax laws. Deferred income tax provisions and benefits are based on the changes to the asset or liability from period to period.

TSW has net operating losses ("NOL") available to carryforward as of December 28, 1997 of approximately $350,000 which expire in various years through 2012. The deferred income tax asset arising from this NOL is approximately $119,000. Management is unable to determine whether the NOL will more likely than not be realized due to the uncertainty resulting from the absence of a profitable operating history. Consequently, management has established a valuation allowance for the entire deferred income tax asset.

    FRANCHISE FEES

Franchise fees are recorded at cost and are being amortized using the straight-line method over 30 years, the initial term of the related franchise agreement.

    IMPAIRMENT OF LONG-LIVED ASSETS

The Company periodically reviews its valuation for long-lived assets used in operations when indicators of impairment are present. If the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount, the Company records impairment as required under generally accepted accounting principles. No such impairment losses were incurred for the period presented.

    USE OF ESTIMATES

Management of TSW has made certain estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

    RECENTLY ISSUED ACCOUNTING STANDARDS

In June 1997, the Financial Accounting Standards Board ("FASB") SFAS No. 130, "Reporting Comprehensive Income," and SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components in a primary financial statement. SFAS No. 131 establishes a new method by which companies will report operating segment information. This method requires disclosure of information which is based on the manner in which management organizes the segments within a company for making operating decisions and assessing performance. In February 1998, the FASB issued SFAS No. 132, "Employers' Disclosure about Pensions and Other Post Retirement Benefits" to revise employers' disclosures about pension and other post retirement benefit plans. In April 1998, the American Institute of Certified Public Accountants issued Statement of Position No. 98-5 ("SOP 98-5"). SOP 98-5 requires that all non-governmental entities expense costs of start-up activities, including pre-operating, pre-opening and organization activities, as those costs are incurred. In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" which requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. In the opinion of management, the adoption of these statements will have no material impact on its financial statements.

    INTERIM CONDENSED FINANCIAL STATEMENTS

The accompanying unaudited interim condensed consolidated financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission for reporting on Form 10-Q. Pursuant to such rules and regulations, certain information and footnote disclosure normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. The accompanying unaudited interim condensed financial statements should be read in conjunction with the Company's December 28, 1997 financial statements and the notes thereto included elsewhere herein.

In the opinion of management, the accompanying unaudited interim condensed consolidated financial statements of TSW contain all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the financial position of the Company as of June 30, 1998 and the results of its operations and cash flows for the six month period ended June 30, 1998. The results of operations and cash flows for the six month period ended June 30, 1998 are not necessarily indicative of the results of operations or cash flows which may be reported for the year ending December 31, 1998.

2.  PROPERTY AND EQUIPMENT

Property and equipment consist of the following as of December 28, 1997:

                                                   Useful
                                                    Life            Amount
                                                 -----------      -----------
  Equipment                                      2-10 years       $   405,316
  Buildings                                       30 years            753,840
  Leasehold improvements                         10-15 years           12,623
  Land                                                -               450,939
                                                                  -----------
                                                                    1,622,718
  Less- Accumulated depreciation and
          Amortization                                               (425,233)
                                                                  -----------
                                                                  $ 1,197,485
                                                                  ===========

3.  NOTES PAYABLE

Notes payable consists of the following as of December 28, 1997:

      Note payable to a financial institution bearing interest at a rate of 9%, payable in monthly installments of $11,464, maturing on
        November 1, 2005, collateralized by equipment and land.            $ 590,142

      Line of credit to a financial institution, up to $100,000, bearing interest at a rate of 10.5%, payable on January 15, 1998,
        collateralized by equipment.                                         100,000
                                                                             690,142
          Less - current portion                                            (188,028)
                                                                           ---------
                 Notes payable, net of current portion                     $ 502,114
                                                                           =========

Annual maturities of long-term debt are as follows:

         1998                                                              $ 188,028
         1999                                                                 96,285
         2000                                                                105,317
         2001                                                                115,197
         2002                                                                126,003
         Thereafter                                                           59,312
                                                                           ---------
                 Total                                                     $ 690,142
                                                                           =========

4.  NOTES PAYABLE TO STOCKHOLDERS

At December 28, 1997, TSW had notes payable to stockholders totaling $664,841. The notes bear interest at a rate of 11%. Unpaid interest is accreted to the face value of the related notes. These notes were paid in full in July 1998.

5.  COMMITMENTS AND CONTINGENCIES

Future minimum land and building rental commitments for the Company's operating leases as of December 28, 1997, are as follows:

                             1998                                 $   52,800
                             1999                                     52,800
                             2000                                     52,800
                             2001                                     52,800
                             2002                                     52,800
                          Thereafter                                 728,950
                                                                  ----------
                                                                  $  992,950
                                                                  ==========

Total rent expense for the year ended December 28, 1997 was $56,490.

6.  CAPITAL LEASE OBLIGATIONS

During fiscal year 1997, TSW entered into a five year capital lease agreement for equipment valued at $45,209. As of December 28, 1997, the capital lease agreements provide for future minimum annual lease payments as follows:

        1998                                                $   11,304
        1999                                                    11,304
        2000                                                    11,304
        2001                                                    11,304
        2002                                                     9,227
                                                            ----------
                                                                54,443
        Less - amount representing interest                     (9,234)
                                                            ----------
        Present value of net minimum capital
            lease payments                                      45,209
        Less - current portion                                  (9,360)
                                                            ----------
                Long-term portion                           $   35,849
                                                            ==========

7.  RELATED PARTY TRANSACTIONS

In 1997, TSW paid management fees of $21,433 to Plant Specialties, Inc., a company owned by Leroy Smith, President of TSW Foods, Inc.

8.  INCOME TAXES

The provision for income taxes consisted of the following as of December 28, 1997:

Current provision                    $  24,430
Deferred benefit                       (24,430)
                                     ---------
                                     $    -
                                     =========
9.  SUBSEQUENT EVENT

In July 1998, the stockholders sold, through an asset purchase agreement, substantial operating assets and liabilities to Interfoods of America, Inc., an unrelated third party, in exchange for cash and common stock.